Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-73684), of Inter Parfums, Inc. of our report dated March 7, 2002 (March 25, 2002 with respect to accounts for foreign subsidiaries), on our audit of the financial statements of Inter Parfums, Inc. and subsidiaries which is included in the Annual Report on Form 10-K for the year ended December 31, 2001.





Richard A. Eisner & Company, LLP

New York, New York
March 26, 2002